ACCUMULATOR [MARKETING NAME]


                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:       [JOHN DOE JR. AS BENEFICIARY OF JOHN DOE SR'S. IRA]

             IF THE OWNER IS A TRUST, THEN THE ANNUITANT MUST BE THE OLDEST BENEFICIARY OF THE TRUST.

ANNUITANT:   [JOHN DOE JR.]              Age: [60]                 Sex:  [Male]

             [If the Annuitant is the sole spousal beneficiary under the deceased owner's IRA then the following designation will appear after the Annuitant's name:]
             ["Special Surviving Spouse"]

Deceased Owner of Original [Roth] IRA:      [John Doe, Sr.]
Date of Death of Original [Roth] IRA Owner:[xx/xx/xx]

[CONTRACT:  GROUP ANNUITY CONTRACT NO. AC [6725]]
CONTRACT/CERTIFICATE NUMBER:     [00000]

             ENDORSEMENTS ATTACHED:

             [MARKET SEGMENT ENDORSEMENTS]
                  [Traditional IRA  -Takeover Beneficiary Continuation Option
                  (BCO) Endorsement]
                  [Roth IRA Takeover Beneficiary Continuation Option (BCO) Endorsement]

             [INVESTMENT OPTIONS ENDORSEMENTS]
                  [Endorsement Applicable to Fixed Maturity Options

             GUARANTEED BENEFIT RIDER(S) ATTACHED:

             [OPTIONAL GUARANTEED BENEFIT RIDERS]

                  [Guaranteed Minimum Death Benefit Rider - Annual Ratchet to Age 85, or
                  Guaranteed Minimum Death Benefit Rider - 6% Roll-Up to Age 85, or
                  Guaranteed Minimum Death Benefit Rider - Greater of Annual Ratchet to Age 85 or 6% Roll-Up to Age 85]
                  [Protection Plus Death Benefit Rider]

             ISSUE DATE:                        [FEBRUARY 1, 2002]
             CONTRACT DATE:                     [FEBRUARY 1, 2002]

             BCO Distribution Commencement Date:[xx/xx/xx]

             ANNUITY COMMENCEMENT DATE:         [FEBRUARY 1, 2032]
             THE MAXIMUM MATURITY AGE IS AGE [95] -- SEE SECTION 7.03.

             [APPLICABLE FOR ANNUITANT ISSUE AGE UP TO AGE 70]
             The Annuity Commencement Date may not be prior to [thirteen months from the Contract Date] nor later than the Processing Date which follows the Annuitant's [95th] birthday.

BENEFICIARY:      [JANE DOE]

No. 2002DPTOBCO-ACC.                                                Data page 1